UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 30, 2007

RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.
(Exact name of registrant as specified in its charter)

TX	33-75758	75-2533518
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8080 North Central Expressway, Suite 210, LB-59, Dallas, TX		75206
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(214) 891-8294

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 30, 2007, Renaissance Capital Growth & Income Fund III, Inc. (the “Fund”) amended its bylaws to require that the Fund’s Audit Committee review all related party transactions and relay its findings and recommendations to the Fund’s Board of Directors.

The amended bylaws are attached as Exhibit 3(ii).1 hereto.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On June 30, 2007, the Fund amended its Code of Ethics to preclude certain of the Fund’s employees who have access to sensitive information from investing in securities of the Fund’s portfolio companies.

The amended Code of Ethics is attached as Exhibit 14.1 hereto.

Item 8.01.	Other Events.

On June 30, 2007, the Fund amended its Audit Committee Charter to require that all related party transactions be reviewed by the Audit Committee.

The amended Audit Committee Charter is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 3(ii).1 By-Laws of Renaissance Capital Growth & Income Fund III, Inc., as amended

Exhibit 14.1 Code of Ethics of Renaissance Capital Growth & Income Fund III, Inc., as amended

Exhibit 99.1 Charter of the Audit Committee of the Board of Directors, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.

Date: July 2, 2007	By:	/s/ Russell Cleveland

Russell Cleveland, President

Exhibit Index

Exhibit Number	Description
3(ii).1	By-Laws of Renaissance Capital Growth & Income Fund III, Inc., as amended

14.1	Code of Ethics of Renaissance Capital Growth & Income Fund III, Inc., as amended

99.1	Charter of the Audit Committee of the Board of Directors, as amended